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                                                                    EXHIBIT 14.1




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation into the Annual Report on Form 20-F of Sand Technology Inc. (the "Company") for the fiscal year ended July 31, 2003, the Form S-8 Registration Statements for the Sand Technology Inc. 1996 Stock Incentive Plan (Registration No. 333-8538) and the 1996 Stock Option Plan (Registration No. 333-7462), the Form F-2 Registration Statement of Sand Technology Inc. (Registration No. 333-12216) and the Form F-3 Registration Statement of Sand Technology Inc. (Registration No. 333-51014) of our report dated October 15, 2003 on the consolidated financial statements of the Company for the fiscal year ended July 31, 2003.






                                                    /s/    Deloitte & Touche LLP
                                                           Chartered Accountants

January 28, 2004
Montreal, Quebec